UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2007

HESPERIA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30085	88-0453327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9780 E Avenue Hesperia, CA	92345
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 244-8787

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(b) Resignation of Officer and Director

On August 13, 2007, Mr. Fred Smith resigned from his positions as Vice President and member of the Board of Directors of the Registrant, which was effective immediately. Mr. Smith has agreed to make himself available to the Registrant to assist operations on a part-time basis if needed. It was previously stated that Mr. Smith would serve on the Compensation Committee, when and if formed, and as of the date of this filing, a Compensation Committee has not been established. Additionally, Mr. Smith resigned from all of his positions held in the Registrant’s wholly-owned subsidiary Hesperia Truss, Inc. Mr. Smith’s resignation was not the result of any disagreement with the Registrant or its executive management relating to the Registrant’s operations, policies or practices.

As of the time of this filing, the Registrant will allow the vacancy left by Mr. Smith’s resignation from the Board of Directors to remain unfilled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                HESPERIA HOLDING, INC.

By:/s/William Nalls
William Nalls, Chief Operating Officer

Date: September 13, 2007